EXHIBIT 32

NEOHYDRO TECHNOLOGIES CORP.

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), David Gasparine, Chief Executive Officer, Chief Financial Officer and President of Neohydro Technologies Corp. (the "Company"), hereby certifies that, to the best of his knowledge:

1.        The Company's Annual Report on Form 10-K for the period ended December 31, 2013 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: April 15, 2014	By: /s/David Gasparine
David Gasparine
Chief Executive Officer, Chief Financial Officer & President
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 1350 of Title 18 of the United States Code has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.)